EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statements (Nos. 333-110307 and 333-141566) and Registration Statements (Nos. 333-151603, 333-134901, and 333-110308) on Form S-8 of our report of MakeMusic, Inc. of our report dated March 13, 2013 relating to our audit of the financial statements, which appear in the Annual Report on Form 10-K of MakeMusic, Inc. for the year ended December 31, 2012.

/s/ McGladrey LLP

Minneapolis, Minnesota

March 13, 2013